                                                                    EXHIBIT 4.9


                     FORM OF CAPITAL STOCK PURCHASE WARRANT
                 TO SUBSCRIBE FOR AND PURCHASE CAPITAL STOCK OF
                           BALANCED CARE CORPORATION
                 ----------------------------------------------

                  THIS CERTIFIES that, for value received,___________________, (together with any subsequent transferees of all or any portion of this Warrant, the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from Balanced Care Corporation, a Delaware corporation (hereinafter called the "Company"), at the Exercise Price as defined in Section 3, up to that number of fully paid and non-assessable shares of the Company's Capital Stock as set forth in Section 2.

                  1. Definitions. As used herein the following terms shall have the following meanings:

                           "Capital Stock" means each and every class or series
of authorized capital stock and Convertible Securities of the Company, including but not limited to common stock, preferred stock or any form of convertible capital stock, regardless of voting, dividend and liquidation rights and regardless of any other powers, preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions.

                           "Common Stock" means all stock of any class or
classes (however designated) of the Company, authorized upon the date hereof or thereafter, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency).

                           "Convertible Securities" means any evidences of
indebtedness, shares (other than shares of Capital Stock) or other securities convertible into or exchangeable for Capital Stock.

                           "Person" means, without limitation, an individual, a
partnership, a corporation, a limited liability company, a trust, a joint venture, an unincorporated organization, a government or any department or agency thereof or any other entity.

                           "Shares" means the shares of the Company's Capital
Stock as set forth in Section 2 issued or issuable to the Holder upon the exercise of this Warrant and any other shares of capital stock of the Company issued with respect to such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, mergers, consolidations, or similar events) as provided in Section 8 hereof.

                  2. The Shares Subject to this Warrant. This Warrant shall be exercisable for up to ______ shares of Common Stock, as the same may be adjusted pursuant to the terms of this Warrant.

                  3. The Exercise Price. The exercise price per share of the Shares subject to this Warrant shall be $________ per share subject to adjustment in accordance with Section 8 hereof (the "Exercise Price").

                  4. Term. The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time and from time to time commencing on the date hereof and ending on the tenth anniversary of the date hereof.

                  5. Method of Exercise, Payment and Issuance. Subject to
Section 4 above, the purchase rights represented by this Warrant may be exercised, in whole or in part and from time to time, by (a) the surrender of this Warrant and the duly executed Notice of Exercise (the form of which is attached hereto as Exhibit A) at the principal office of the Company and by the payment to the Company, by check or wire transfer, in an amount equal to the Exercise Price multiplied by the number of Shares then being purchased or (b) if in connection with a registered public offering of the Company's securities, the surrender of this Warrant and the duly executed Notice of Exercise (the form of which is attached as Exhibit A-1) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company either by check or wire transfer or from the proceeds received from the sale of Shares to be sold by the Holder in such public offering of an amount equal to the then applicable Exercise Price multiplied by the number of Shares then being purchased. Upon exercise, the Holder shall be entitled to receive, within a reasonable time, and in any event within thirty (30) days of receipt of such Notice, a certificate or certificates, issued in the Holder's name or in such name or names as the Holder may direct, for the number of Shares so purchased, and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder as soon as possible and in any event within such thirty (30) day period. The Shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant shall have been exercised.

                    6. Shares to be Issued; Reservation of Shares. The Company covenants that all Shares that may be issued upon the exercise of the purchase rights represented by this Warrant will, upon issuance, be fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the purchase rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issuance upon exercise of the purchase rights represented by this Warrant, a sufficient number of shares of its Capital Stock to provide for the exercise of the rights represented by this Warrant. The Company represents to the Holder that John Brennan has consented to the issuance of this Warrant and the Shares issuable upon exercise of this Warrant and has waived any right of first offer, first refusal or preemption that he might have pursuant to that certain Shareholders' Agreement dated September 20, 1995 among the shareholder of the Company (the "Shareholders' Agreement").

                    7. No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant. In lieu thereof, a cash payment shall be made equal to such fractional multiplied by the fair market value of such shares of Capital Stock, as determined in good faith by the Company's Board of Directors.

                    8. Adjustments of Number of Shares. In the event of any subdivision or combination of the outstanding shares of Common Stock, stock dividend in respect to its Common Stock, recapitalization, or reclassification of shares of Common Stock, the number of and kind of shares issuable upon exercise of this Warrant, and the Exercise Price per share, shall be equitably adjusted by the Company's Board of Directors as the Board deems necessary to prevent dilution of the rights of the Holder set forth in this Warrant. Promptly following any such adjustment, the Company shall provide the Holder with a certificate stating the nature of the event giving rise to the adjustment and setting forth the adjusted Exercise Price and number and kind of shares for which this Warrant is then exercisable. Provided, however, the Holder hereof shall have no right to any adjustment of the number of Shares associated with the issuance by the Company of any Preferred Stock.

                    9. Notices of Record Date, etc. In the event of:

                       a. any taking by the Company of a record of the holders of any Capital Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of Capital Stock or any other securities or property, or to receive any other right; or

                       b. any capital reorganization of the Company, any reclassification or recapitalization of the Capital Stock or any transfer of all or substantially all of the assets of the Company to or consolidation or merger of the Company with or into any other Person; or

                       c. any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then and in each such event the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified.

                  10. No Rights as Stockholder. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to exercise of this

Warrant and the payment for the shares of Capital Stock so purchased. Notwithstanding the foregoing, the Company agrees to transmit to the Holder such information, documents and reports as are distributed to holders of the Capital Stock of the Company concurrently with the distribution thereof to the stockholders. Upon valid exercise of this Warrant and payment for the shares of Capital Stock so purchased in accordance with the terms of the Warrant, the Holder or the Holder's designee, as the case may be, shall be deemed a stockholder of the Company.

                  11. Modifications and Waivers. This Warrant may not be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the same is sought.

                  12. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, if to the Holder, at its address shown on the books of the Company and if to the Company, at the address indicated therefor on the signature page of this Warrant.

                  13. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants with the Holder that upon its receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and of an indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

                  14. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Shares issuable upon exercise of this Warrant shall survive the exercise and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder. This Warrant is fully transferable and the Company may treat the registered Holder of this Warrant as such Holder appears on the Company's books at any time as the Holder for all purposes.

                  15. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

                  IN WITNESS WHEREOF, Balanced Care Corporation has caused this Warrant to be executed under seal by its officer thereunto duly authorized.

Dated: _________, 1996

CORPORATE                                   BALANCED CARE CORPORATION
  SEAL

                                            By:
                                               --------------------------------
                                                    Name:
                                                    Title:

ATTEST

-----------------------------
Name:
Title:

                                            Address:
                                            5021 Louise Drive
                                            Suite 200
                                            Mechanicsburg, Pennsylvania 17055

SCHEDULE TO EXHIBIT 4.9 FILED PURSUANT TO INSTRUCTION 2 TO ITEM 601(A) OF REGULATION S-K

                             CAPITAL STOCK WARRANT

                                             Purchase        Exercise
Holder            Shares      Date/Term       Price          Schedule
------            ------      ---------     -----------      ---------
Susan McBroom     10,000      10/1/96;      $2.50/share
                              5 years

George Strong     35,000      10/1/96;      $2.50/share    3/26/97 -
                              10 years                     35,000 warrants

Roger Breed       21,972      10/1/96;      $2.50/share    4/1/97 -
                              5 years                      21,972 warrants